UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, Trent Ziegler informed LendingTree, Inc. (the “Company”) of his intent to resign as Chief Financial Officer of the Company effective as of August 9, 2024. Mr. Ziegler’s resignation was not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the board.

On June 17, 2024, the board of directors of the Company appointed Jason Bengel, LendingTree, LLC’s Senior Vice President, Financial Planning and Analysis as Chief Financial Officer of the Company effective as of August 9, 2024.

Jason Bengel, 47, a Chartered Financial Analyst, has served as Senior Vice President, Financial Planning and Analysis of LendingTree, LLC since July 2021. From February 2018 until July 2021, he served as Vice President, Financial Planning and Analysis of LendingTree, LLC. Prior to joining LendingTree, LLC, Mr. Bengel served in various capacities including Vice President, Financial Planning and Analysis of Outbrain, a web recommendation platform; Vice President, Treasury and Corporate Development, Director, Corporate Development, and Manager, Financial Planning and Analysis of Revlon, a beauty company; Associate of Goldman Sachs, an investment banking, securities and investment management firm; and Senior Financial Analyst of Air Products, a company selling gases and chemicals for industrial use. Mr. Bengel also previously worked as a structural engineer. In addition, since August 2021, Mr. Bengel has served as a board member of Urban League of Central Carolinas, a nonprofit agency whose mission is to advocate for and equip underserved communities with the tools needed to achieve social and economic equality.

In connection with the additional duties that Mr. Bengel will be responsible for during the transition period, effective as of June 17, 2024, Mr. Bengel will receive a base salary of $350,000 per year and may be entitled to an annual bonus with a target amount equal to 50% of his base salary. In addition, Mr. Bengel may be entitled to receive an annual equity award at the Company’s sole discretion.

There are no family relationships between Mr. Bengel and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Bengel and any other persons pursuant to which Mr. Bengel was appointed an executive officer of the Company. There are no related party transactions involving Mr. Bengel that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On June 18, 2024, the Company issued a press release with respect to the resignation of Trent Ziegler as Chief Financial Officer of the Company and appointment of Jason Bengel as Chief Financial Officer of the Company to be effective as of August 9, 2024.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2024
LENDINGTREE, INC.

	By:	/s/ Heather Novitsky
Heather Novitsky
Corporate Secretary

3